Exhibit 10.7

THIRD AMENDMENT TO 2015 GUARANTY FEE AGREEMENT AND

SECOND AMENDMENT TO 2016 GUARANTY FEE AGREEMENT

This Third Amendment to 2015 Guaranty Fee Agreement and Second Amendment to 2016 Guaranty Fee Agreement (this “Amendment”), dated as of December 27, 2016 (the “Amendment Date”), is entered into by and among each of Determine, Inc., a Delaware corporation (the “Company”), Lloyd I. Miller, III (“Mr. Miller”), MILFAM II L.P. (“MILFAM”) and Alimco Financial Corporation (formerly known as Alliance Semiconductor Corporation) (“ALFC” and, together with Mr. Miller and MILFAM, the “Guarantors”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Fee Agreements (as defined below).

The Company, Mr. Miller and MILFAM are parties to the Guaranty Fee Agreement, effective as of March 11, 2015, as amended by Amendment to Guaranty Fee Agreement, effective as of February 3, 2016, and as amended by Second Amendment to 2015 Guaranty Fee Agreement and Amendment to 2016 Guaranty Fee Agreement, dated as of April 22, 2016 (as amended, the “2015 Fee Agreement”), pursuant to which the Company agreed to pay certain fees to Mr. Miller and MILFAM in exchange for the debt Guaranties provided by Mr. Miller and MILFAM contemplated thereunder.

The Company and ALFC are parties to the Guaranty Fee Agreement, dated as of February 3, 2016, as amended by Second Amendment to 2015 Guaranty Fee Agreement and Amendment to 2016 Guaranty Fee Agreement, dated as of April 22, 2016 (as amended, the “2016 Fee Agreement” and, together with the 2015 Fee Agreement, the “Fee Agreements”) pursuant to which the Company agreed to pay certain fees to ALFC in exchange for the debt Guaranty provided by ALFC contemplated thereunder.

Certain of the Guarantors have agreed to guarantee additional borrowed amounts under the credit facility provided to the Company by Western Alliance Bank, as successor in interest to Bridge Bank, National Association, and in connection with such additional guaranty, the Company and the Guarantors desire to amend the Fee Agreements and pay certain accrued fees thereunder with shares of Company stock, as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Company and the Guarantors hereby agree as follows:

1.     Amendment of 2015 Fee Agreement Monthly Fee. Section 1(b) of the 2015 Fee Agreement is hereby further amended to include the following paragraph at the end of Section 1(b):

“Notwithstanding the foregoing, effective on January 1, 2017, for the remaining term of this Agreement, the Monthly Fee shall equal (i) 10% of the Guaranteed Amount divided by (ii) 12. The aggregate amount of the unpaid Monthly Fees shall be payable in cash on the Payment Date. The Monthly Fees shall accrue, without interest, on the first business day of each month during the term of this Agreement.”

2.     Amendment of 2016 Fee Agreement Monthly Fee. Section 1(b)(iii) of the 2016 Fee Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)     Notwithstanding the foregoing, effective on January 1, 2017, for the remaining term of this Agreement, the Monthly Fee shall equal (i) 10% of the Guaranteed Amount divided by (ii) 12. The aggregate amount of the unpaid Monthly Fees shall be payable in cash on the Payment Date. The applicable Monthly Fees shall accrue, without interest, on the first business day of each month during the term of this Agreement.”

3.     Payment Shares.

a.     Payment of Certain Accrued Fees. The Company and the Guarantors agree that, effective upon the Amendment Date, $524,000 (the “Payment Amount”) of the Monthly Fees previously accrued under the Fee Agreements, as amended hereby, is hereby paid and satisfied in full by the issuance to the Guarantors of 277,248 fully paid and nonassessable shares of Company common stock, $0.0001 par value per share (the “Payment Shares”). The Payment Shares shall be issued to the Guarantors in such amounts as set forth on Exhibit A to this Amendment. As soon as reasonably practicable following the Amendment Date, the Company shall cause its transfer agent to deliver certificates to the Guarantors, registered in such name or names as the Guarantors may designate, representing the Payment Shares. The Guarantors hereby waive any notice period under the Fee Agreements in connection with the payment of the Payment Amount with the Payment Shares.

b.     Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants to the Company that:

i.     Organization and Existence. Such Guarantor, if such Guarantor is an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority, and if such Guarantor is a natural person, all requisite power and authority, to invest in the Payment Shares pursuant to this Amendment.

ii.    Authorization. The execution, delivery and performance by such Guarantor of this Amendment has been duly authorized and will constitute the valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

iii.   Purchase Entirely for Own Account. The Payment Shares to be received by such Guarantor hereunder will be acquired for such Guarantor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act 1933, as amended (the “1933 Act”), and such Guarantor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Guarantor’s right at all times to sell or otherwise dispose of all or any part of such Payment Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Guarantor to hold the Payment Shares for any period of time. Neither such Guarantor nor any affiliate of such Guarantor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered.

iv.   Investment Experience. Such Guarantor acknowledges that it can bear the economic risk and complete loss of its investment in the Payment Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

v.    Restricted Securities. Such Guarantor understands that the Payment Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

vi.   Legends. It is understood that certificates evidencing the Payment Shares may bear the following or any similar legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

If required by the authorities of any state in connection with the issuance of sale of the Payment Shares, the legend required by such state authority.

vii.  Accredited Investor. Such Guarantor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4.     Miscellaneous.

a.     Effect on Fee Agreements. Except as amended hereby, the 2015 Fee Agreement and the 2016 Fee Agreement shall remain in full force and effect. For the avoidance of doubt, all previously accrued Monthly Fees and other amounts in excess of the Payment Amount continue to be outstanding and payable by the Company pursuant to the Fee Agreements.

b.     Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Amendment and to effect the issuance of the Payment Shares.

c.     Notice. All notices and communications required or permitted hereunder shall be given as set forth in the Fee Agreements.

d.     Successors and Assigns. This Amendment, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the parties’ respective heirs, personal representatives, successors and assigns.

e.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws of any jurisdiction).

f.     Entire Agreement. This Amendment, along with the Fee Agreements (as amended hereby), shall constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

g.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to 2015 Guaranty Fee Agreement and Second Amendment to 2016 Guaranty Fee Agreement as of the date first written above.

“Company”

DETERMINE, INC.

By:	/s/ John K. Nolan
John K. Nolan
Chief Financial Officer

“Guarantors”

LLOYD I. MILLER, III

/s/ Lloyd I. Miller, III
Signature

MILFAM II L.P.

By:	MILFAM LLC
Its:	General Partner

By:	/s/ Lloyd I. Miller, III
Name:	Lloyd I. Miller, III
Title:	Manager

ALIMCO FINANCIAL CORPORATION,
formerly known as Alliance Semiconductor Corporation

By:	/s/ Alan B. Howe
Name:	Alan B. Howe
Title:	CEO

EXHIBIT A

PAYMENT SHARES ALLOCATION

Guarantor	Number of Payment Shares	Amount of Accrued Monthly Fees Satisfied by Issuance of Payment Shares
Lloyd I. Miller, III	73,471	$138,859.49
MILFAM II L.P.	73,471	$138,859.49
Alimco Financial Corporation	130,306	$246,281.02
Totals:	277,248.00	$524,000.00